Exhibit 99.01

Valero Energy Reports Second Quarter 2011 Results

SAN ANTONIO, July 26, 2011 - Valero Energy Corporation (“Valero”, NYSE: VLO) today reported net income attributable to Valero stockholders from continuing operations of $745 million, or $1.30 per share, for the second quarter of 2011, versus $520 million, or $0.92 per share, for the second quarter of 2010. For the six months ended June 30, 2011, net income attributable to Valero stockholders from continuing operations was $849 million, or $1.48 per share, versus $440 million, or $0.78 per share for the six months ended June 30, 2010.

Second quarter 2011 operating income was $1.3 billion versus second quarter 2010 operating income of $904 million. The increase in operating income was mainly due to an increase of $1.84 per barrel in refining throughput margin combined with an increase of 136,000 barrels per day in refining throughput volumes. The increase in throughput margin was primarily due to higher margins for gasoline, diesel, and jet fuel plus wider discounts for heavy-sour feedstocks on the Gulf Coast and light-sweet crude oil in the Mid-Continent. The increase in throughput volumes was mainly due to operating the Aruba refinery, which was not in operation during the second quarter of 2010.

“Our earnings momentum continues to build,” said Valero Chairman and CEO Bill Klesse. “In the second quarter, refining industry margins and feedstock discounts in our markets expanded from the strong first-quarter levels as global refined product demand continued to grow. To take advantage of this demand growth, we increased refining throughput volumes to our highest utilization rate in three years - despite the impact of an apparent lightning strike to a critical motor at our Port Arthur Refinery in early June. Our entire organization is proud of our employees' efforts to quickly mobilize and mitigate the negative impact at Port Arthur to only two weeks.”

Klesse continued, “Our McKee, Ardmore, and Three Rivers refineries continued to benefit from processing WTI-type and Eagle Ford crude oils, which have been pricing at a significant discount to waterborne light-sweet crude oils such as Brent and LLS. We continued to increase our processing of discounted Eagle Ford crude oil at our Three Rivers refinery, and we plan to process additional volume there and at our Corpus Christi refinery in the third quarter.

“Also in the second quarter, we progressed on key investments to enhance our long-term profitability. We completed the cat-cracker revamp at our St. Charles Refinery and are already seeing yield improvements. At our Memphis Refinery, a third-party oxygen line was completed. As oxygen volumes increase in August, we expect additional improvements to be realized from the Memphis cat-cracker revamp completed last year. We expect both of these projects will significantly improve our reliability performance.”

Commenting on the industry outlook, Klesse said, “With crude oil prices holding in a range and global economic growth continuing, refined product demand will grow. Benchmark margins in the third quarter have increased from second-quarter levels, and the forward curve shows margins are strong into 2012. We continue to see attractive opportunities to export products from our Gulf Coast refineries.”

Valero's retail segment continued its record-setting performance with $135 million in operating income, which was the best second quarter in Valero's history. The increase in operating income was mainly due to higher retail fuel margins plus the Canadian retail division achieved its highest quarterly operating income on record with $48 million.

Valero's ethanol segment operating income was $64 million in the second quarter of 2011 versus $35 million in the second quarter of 2010. The increase in operating income was mainly due to an increase in production volumes to 3.4 million gallons per day, the highest quarterly production volume in company history, combined with higher gross margins.

Regarding cash flows in the second quarter of 2011, capital spending was $664 million, of which $133 million was for turnaround and catalyst expenditures. Valero paid $29 million in dividends on its common stock and paid $208 million to redeem long-term debt. Valero also spent $37 million to acquire a terminal and pipelines in eastern Kentucky, which will enable the company to expand its wholesale fuels business. Valero ended the second quarter with $4.1 billion in cash and temporary cash investments as well as $7.6 billion of total debt. For the six months ended June 30, 2011, Valero has reduced debt by approximately $700 million.

Klesse concluded, “Valero has an excellent growth story over the next few years, starting with the solid margin outlook. On August 1st, we plan to close on our acquisition of the Pembroke refinery, marketing, and logistics assets in the U.K. and Ireland. Our major growth projects are on-budget and on-schedule for completion in 2012, including the two hydrocrackers and hydrogen plants that are expected to contribute significant earnings and cash flow when in operation. Those projects benefit from high crude oil and low natural gas prices plus growing global demand for diesel and gasoline, and do not depend on wide discounts for WTI-priced crude oil.”

About Valero
Valero Energy Corporation is an international manufacturer and marketer of transportation fuels, other petrochemical products and power. Its assets include 14 petroleum refineries with a combined throughput capacity of approximately 2.6 million barrels per day, 10 ethanol plants with a combined production capacity of 1.1 billion gallons per year, and a 50-megawatt wind farm. Valero is also one of the largest retail operators with approximately 5,800 retail and branded wholesale outlets in the United States, Canada and the Caribbean under the Valero, Diamond Shamrock, Shamrock, Ultramar and Beacon brands. Based in San Antonio, Valero is a Fortune 500 company with approximately 20,000 employees. Please visit www.valero.com for more information.

Safe Harbor Statement
Statements contained in this release that state the Company's or management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero's annual reports on Form 10‑K and quarterly reports on Form 10‑Q, filed with the Securities and Exchange Commission, and available on Valero's website at www.valero.com.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Statement of Income Data (a) (b) (c) :
Operating revenues (1)	$31,293	$20,561	$57,601	$39,054
Costs and expenses:
Cost of sales (d) (e)	28,380	18,227	52,948	35,283
Operating expenses:
Refining	813	693	1,557	1,457
Retail (d)	169	163	331	315
Ethanol	104	91	199	171
General and administrative expenses (f)	151	131	281	228
Depreciation and amortization expense	386	350	751	690
Asset impairment loss	—	2	—	2
Total costs and expenses	30,003	19,657	56,067	38,146
Operating income (e)	1,290	904	1,534	908
Other income, net	10	1	27	12
Interest and debt expense, net of capitalized interest	(107)	(117)	(224)	(244)
Income from continuing operations before income tax expense	1,193	788	1,337	676
Income tax expense	449	268	489	236
Income from continuing operations	744	520	848	440
Income (loss) from discontinued operations, net of income taxes	(1)	63	(7)	30
Net income	743	583	841	470
Less: Net loss attributable to noncontrolling interest (g)	(1)	—	(1)	—
Net income attributable to Valero Energy Corporation stockholders	$744	$583	$842	$470
Net income attributable to Valero Energy Corporation stockholders (g):
Continuing operations	$745	$520	$849	$440
Discontinued operations	(1)	63	(7)	30
Total	$744	$583	$842	$470
Earnings per common share:
Continuing operations	$1.31	$0.92	$1.49	$0.78
Discontinued operations	—	0.11	(0.01)	0.05
Total	$1.31	$1.03	$1.48	$0.83
Weighted average common shares outstanding (in millions)	567	563	567	563
Earnings per common share – assuming dilution:
Continuing operations	$1.30	$0.92	$1.48	$0.78
Discontinued operations	—	0.11	(0.01)	0.05
Total	$1.30	$1.03	$1.47	$0.83
Weighted average common shares outstanding – assuming dilution (in millions)	574	567	573	567
Supplemental information:
(1) Includes excise taxes on sales by our U.S. retail system	$227	$225	$441	$433

Table Page 1

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Operating income (loss) by business segment:
Refining (e)	$1,253	$904	$1,529	$889
Retail	135	109	201	180
Ethanol	64	35	108	92
Corporate	(162)	(144)	(304)	(253)
Total	$1,290	$904	$1,534	$908
Depreciation and amortization expense by business segment:
Refining	$339	$301	$655	$595
Retail	27	27	55	53
Ethanol	9	9	18	17
Corporate	11	13	23	25
Total	$386	$350	$751	$690
Operating highlights:
Refining (a) (b) (e):
Throughput margin per barrel	$11.41	$9.57	$9.35	$7.89
Operating costs per barrel:
Operating expenses	3.86	3.49	3.89	3.91
Depreciation and amortization expense	1.61	1.52	1.64	1.59
Total operating costs per barrel	5.47	5.01	5.53	5.50
Operating income per barrel	$5.94	$4.56	$3.82	$2.39
Throughput volumes (thousand barrels per day):
Feedstocks:
Heavy sour crude	450	472	412	456
Medium/light sour crude	418	409	395	397
Acidic sweet crude	128	58	100	50
Sweet crude	679	668	672	628
Residuals	293	211	271	174
Other feedstocks	105	116	121	117
Total feedstocks	2,073	1,934	1,971	1,822
Blendstocks and other	243	246	241	238
Total throughput volumes	2,316	2,180	2,212	2,060
Yields (thousand barrels per day):
Gasolines and blendstocks	1,054	1,084	1,005	1,025
Distillates	786	720	741	659
Other products (h)	487	395	476	397
Total yields	2,327	2,199	2,222	2,081

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Refining operating highlights by region (i):
Gulf Coast:
Operating income	$786	$650	$897	$639
Throughput volumes (thousand barrels per day)	1,432	1,329	1,366	1,234
Throughput margin per barrel	$11.30	$10.28	$9.01	$8.35
Operating costs per barrel:
Operating expenses	3.74	3.34	3.80	3.85
Depreciation and amortization expense	1.54	1.57	1.58	1.64
Total operating costs per barrel	5.28	4.91	5.38	5.49
Operating income per barrel	$6.02	$5.37	$3.63	$2.86
Mid-Continent:
Operating income	$393	$151	$560	$140
Throughput volumes (thousand barrels per day)	398	390	401	377
Throughput margin per barrel	$16.50	$9.13	$13.09	$7.32
Operating costs per barrel:
Operating expenses	4.01	3.54	3.83	3.79
Depreciation and amortization expense	1.65	1.36	1.54	1.48
Total operating costs per barrel	5.66	4.90	5.37	5.27
Operating income per barrel	$10.84	$4.23	$7.72	$2.05
Northeast:
Operating income (loss)	$(17)	$7	$39	$45
Throughput volumes (thousand barrels per day)	207	199	208	187
Throughput margin per barrel	$3.36	$4.40	$5.19	$5.99
Operating costs per barrel:
Operating expenses	3.04	2.55	2.93	3.10
Depreciation and amortization expense	1.22	1.47	1.20	1.56
Total operating costs per barrel	4.26	4.02	4.13	4.66
Operating income (loss) per barrel	$(0.90)	$0.38	$1.06	$1.33
West Coast:
Operating income	$91	$98	$33	$67
Throughput volumes (thousand barrels per day)	279	262	237	262
Throughput margin per barrel	$10.65	$10.55	$8.60	$7.89
Operating costs per barrel:
Operating expenses	4.84	4.87	5.37	4.92
Depreciation and amortization expense	2.21	1.57	2.46	1.55
Total operating costs per barrel	7.05	6.44	7.83	6.47
Operating income per barrel	$3.60	$4.11	$0.77	$1.42
Operating income for regions above	$1,253	$906	$1,529	$891
Asset impairment loss applicable to refining	—	(2)	—	(2)
Total refining operating income	$1,253	$904	$1,529	$889

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Average market reference prices and differentials (j):
Feedstocks (dollars per barrel):
Louisiana Light Sweet (LLS) crude oil	$117.96	$80.06	$111.49	$79.70
LLS less West Texas Intermediate (WTI) crude oil	15.47	2.26	13.27	1.46
LLS less Alaska North Slope (ANS) crude oil	2.94	3.00	3.36	1.90
LLS less Brent crude oil	(0.64)	1.61	(0.52)	2.34
LLS less Mars crude oil	6.04	2.62	4.81	3.12
LLS less Maya crude oil	14.58	12.01	15.13	10.79
WTI crude oil	$102.49	$77.80	$98.22	$78.24
WTI less Mars crude oil	(9.43)	0.36	(8.46)	1.66
WTI less Maya crude oil	(0.89)	9.75	1.86	9.33
Products (dollars per barrel):
U.S. Gulf Coast:
Conventional 87 gasoline less LLS	$10.26	$7.97	$7.04	$7.22
Ultra-low-sulfur diesel less LLS	11.49	9.88	12.54	8.36
Propylene less LLS	26.03	3.85	22.76	10.40
Conventional 87 gasoline less WTI	25.73	10.23	20.31	8.68
Ultra-low-sulfur diesel less WTI	26.96	12.14	25.81	9.82
Propylene less WTI	41.50	6.11	36.03	11.86
U.S. Mid-Continent:
Conventional 87 gasoline less WTI	$26.38	$10.39	$21.14	$8.55
Ultra-low-sulfur diesel less WTI	28.83	13.29	26.97	10.00
U.S. Northeast:
Conventional 87 gasoline less Brent	$7.44	$8.85	$5.69	$9.57
Ultra-low-sulfur diesel less Brent	12.53	12.93	13.78	12.14
Conventional 87 gasoline less WTI	23.55	9.50	19.48	8.69
Ultra-low-sulfur diesel less WTI	28.64	13.58	27.57	11.26
U.S. West Coast:
CARBOB 87 gasoline less ANS	$14.54	$17.24	$14.95	$13.97
CARB diesel less ANS	19.21	15.19	19.96	11.87
CARBOB 87 gasoline less WTI	27.07	16.50	24.86	13.53
CARB diesel less WTI	31.74	14.45	29.87	11.43
New York Harbor corn crush (dollars per gallon)	$0.07	$0.36	$0.07	$0.41

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Retail - U.S. (d):
Operating income	$87	$76	$106	$109
Company-operated fuel sites (average)	995	990	994	989
Fuel volumes (gallons per day per site)	5,094	5,196	4,995	5,070
Fuel margin per gallon	$0.204	$0.186	$0.142	$0.148
Merchandise sales	$323	$316	$606	$588
Merchandise margin (percentage of sales)	28.4%	28.1%	28.3%	28.1%
Margin on miscellaneous sales	$22	$22	$44	$44
Operating expenses	$103	$104	$201	$198
Depreciation and amortization expense	$18	$18	$37	$36
Retail - Canada (d):
Operating income	$48	$33	$95	$71
Fuel volumes (thousand gallons per day)	3,182	3,098	3,208	3,088
Fuel margin per gallon	$0.319	$0.260	$0.318	$0.272
Merchandise sales	$68	$61	$125	$113
Merchandise margin (percentage of sales)	29.8%	29.9%	29.8%	30.3%
Margin on miscellaneous sales	$11	$9	$22	$19
Operating expenses	$66	$59	$130	$117
Depreciation and amortization expense	$9	$9	$18	$17
Ethanol (c):
Operating income	$64	$35	$108	$92
Production (thousand gallons per day)	3,397	3,190	3,340	2,864
Gross margin per gallon of production	$0.57	$0.47	$0.54	$0.54
Operating costs per gallon of production:
Operating expenses	0.33	0.31	0.33	0.33
Depreciation and amortization expense	0.03	0.03	0.03	0.03
Total operating costs per gallon of production	0.36	0.34	0.36	0.36
Operating income per gallon of production	$0.21	$0.13	$0.18	$0.18

			June 30,	December 31,
			2011	2010
Balance Sheet Data:
Cash and temporary cash investments			$4,107	$3,334
Total debt			7,623	8,337

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE

(a)
On December 17, 2010, Valero sold its refinery in Paulsboro, New Jersey, and associated inventory to PBF Holding Company LLC for $707 million. The results of operations of the refinery for the three and six months ended June 30, 2010 are reflected in discontinued operations. In addition, the refining segment and Northeast region operating highlights for the three and six months ended June 30, 2010 exclude the Paulsboro Refinery.

(b)
On June 1, 2010, Valero sold the assets of its shutdown refinery in Delaware City, Delaware, and associated terminal and pipeline assets to PBF Energy Partners LP for $220 million, resulting in a gain on the sale of $92 million ($58 million after taxes). The results of operations, which include the gain on the sale, of the shutdown refinery for the three and six months ended June 30, 2010 are reflected in discontinued operations. In addition, the refining segment and Northeast region operating highlights for the three and six months ended June 30, 2010 exclude the Delaware City Refinery.

(c)
Valero acquired three ethanol plants in the first quarter of 2010. The Statement of Income Data includes the results of operations of those plants commencing on their respective acquisition dates. Two plants were acquired from ASA Ethanol Holdings, LLC and the third plant was acquired from Renew Energy LLC. Ethanol production volumes reflected herein are based on total production during each period divided by actual calendar days per period.

(d)
Credit card transaction processing fees incurred by Valero’s Retail business segment of $24 million and $45 million for the three and six months ended June 30, 2010, respectively, were reclassified from Retail operating expenses to cost of sales to conform to the current period classification. In addition, the Retail-U.S. and Retail-Canada operating highlights for the three and six months ended June 30, 2010 have been restated to reflect this reclassification.

(e)
Cost of sales for the six months ended June 30, 2011 includes a loss of $542 million ($352 million after tax) on derivative contracts related to forward sales of refined products. These contracts were closed and realized during the first quarter of 2011. The $542 million loss is reflected in refining segment operating income, resulting in a $1.35 reduction in refining throughput margin per barrel for the six months ended June 30, 2011, and is allocated to refining operating income by region, excluding Northeast, based on relative throughput volumes for each region as follows:  Gulf Coast- $372 million, or $1.51 per barrel; Mid-Continent- $122 million, or $1.68 per barrel; and West Coast- $48 million, or $1.11 per barrel.

(f)
General and administrative expenses for the six months ended June 30, 2010 includes the recognition of a favorable settlement with one of Valero’s third-party insurers for $40 million. The settlement relates to Valero’s claim of insurance coverage in connection with losses incurred in prior periods.

(g)
Valero owns a 50 percent member interest in Diamond Green Diesel Holdings LLC (DGD) and consolidates the financial statements of DGD due to its controlling financial interest in DGD. The loss incurred by DGD that is attributable to the owner of the other 50 percent member interest has been added back to net income to arrive at net income attributable to Valero. DGD is currently building a plant that will process animal fats, used cooking oils, and other vegetable oils into renewable green diesel. The plant will be located next to Valero’s St. Charles Refinery in Norco, Louisiana.

(h)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, and asphalt.

(i)
The regions reflected herein contain the following refineries: Gulf Coast- Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, St. Charles, Aruba, and Port Arthur Refineries; Mid-Continent- McKee, Ardmore, and Memphis Refineries; Northeast- Quebec City; and West Coast- Benicia and Wilmington Refineries.

(j)
Average market reference prices for Louisiana Light Sweet (LLS) crude oil, along with price differentials between the price of LLS crude oil and other types of crude oil, have been included in the table of Average Market Reference Prices and Differentials. The table also includes price differentials by region between the prices of certain products and the benchmark crude oil that provides the best indicator of product margins for each region. Prior to the first quarter of 2011, feedstock and product differentials presented herein were based on the price of West Texas Intermediate (WTI) crude oil. However, the price of WTI crude oil no longer provides a reasonable benchmark price of crude oil for all regions. Beginning in late 2010, WTI light-sweet crude oil began to price at a discount to waterborne light-sweet crude oils, such as LLS and Brent, because of increased WTI supplies resulting from greater domestic production and increased deliveries of crude oil from Canada into the Mid-Continent region. Therefore, the use of the price of WTI crude oil as a benchmark price for regions that do not process WTI crude oil is no longer reasonable.

Table Page 6